EX-10.1
                         GUARANTOR AGREEMENT

                         GUARANTOR AGREEMENT

     This Guarantor Agreement ("Agreement") is made effective this 25th day of May, 2006, by and among AL Lang ("AL"), on the one hand, and 5G Wireless Communications, Inc. ("5G Wireless"), on the other hand. AL and 5G Wireless are sometimes referred to hereafter as a "Party" or collectively as the "Parties".

                               RECITALS

     AL has provided the guarantee on the rental of the facility at 4136 Del Rey Ave, Marina Del Rey, California.

     5G Wireless is willing to provide AL with certain consideration for being the guarantor.

     The Parties also wish to recognize that AL will maintain this guarantee on an ongoing basis.

     NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, AL and 5G Wireless, intending to be legally bound, hereby agree as follows:

1. Current Compensation Within five (5) business days following the full execution of this Agreement, 5G Wireless shall deliver or cause to be delivered to AL, restricted shares of the companies Common Stock for a value equal to $29,937 (which represents 15% of the Security deposit provided by the guarantor), per year until October 30, 2006. The shares to be issued at a ten percent (10%) discount to the closing price as of the effective date of this Agreement ("Registrable Securities").

2. Future Compensation: For each subsequent year after October 30, 2006, AL will receive restricted shares of 5G Wireless Common Stock for a value equal to $9,979 (which represents 15% of the Security deposit) each year. The shares to be price at a ten percent (10%) discount to the closing price on October 30th of each year.

3.  Registrable Securities: From and after the date that is thirty
(30) days after the date of this Agreement and until the fifth anniversary of the date of this Agreement, for so long as any of the Registrable Securities are outstanding and are not the subject of an effective registration statement, if 5G Wireless contemplates making an offering of its common stock (or other equity securities convertible into or exchangeable for common stock) registered for sale under the Securities Act of 1933 or proposes to file a registration statement covering any of its securities other than (i) a registration on Form S-8 or S-4, or any successor or similar forms; and (ii) a shelf registration under Rule 415 for the sole purpose of registering shares to be issued in connection with the acquisition of assets, the Company will at each such time give prompt written notice to the Lender of its intention to do so. Upon the written request within thirty (30) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of and the intended method of disposition thereof), 5G Wireless shall use its best efforts to effect the registration of all Registrable Securities which 5G Wireless has been so requested to register, to the extent requisite to permit the disposition (in accordance with the intended methods of disposition) of the Registrable Securities, by inclusion of such Registrable Securities in the registration statement which covers the securities which 5G Wireless proposes to register; provided, that if, at any time after giving written notice of its intention to register any Registrable Securities and prior to the effective date of the registration statement filed in connection with such registration, 5G Wireless shall determine for any reason either not to register or to delay registration of such Registrable Securities, 5G Wireless may, at its election, give written notice of such determination to the Lender and, thereupon, (i) in the case of a determination not to register, 5G Wireless shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the expenses of registration in connection therewith), and (ii) in the case of a determination to delay registering such Registrable Securities, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.

4. 5G Wireless understands and believes that this transaction complies with the usury laws of the State of California.

5. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except where such law is preempted by the laws and regulations of the United States.

6. If any provision hereof shall, for any reason and to any extent, be invalid or unenforceable, then the remainder of this Agreement shall not be affected thereby but instead shall be enforceable to the maximum extent permitted by law.

7.  All notices provided for herein shall be in writing and shall be
(a) personally delivered or delivered by courier service (e.g., Federal Express) to the party being notified if an individual, or (b) transmitted by certified or registered mail, return receipt -requested, addressed to all parties hereto at the address designated for each party. Notice shall be deemed effective and received upon: (i) the date of receipt if delivered by courier or by personal delivery, or (ii) five (5) days after the deposit of same in a letter box or other means provided for the posting of mail, postage prepaid as provided above.

8. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and assigns.

9. This Agreement between AL and 5G Wireless with respect to the matters contained herein and all prior or contemporaneous agreement or understanding, oral or written, pertaining to any such matters are merged herein and shall not be effective for any purpose. No provision of this Agreement may be amended or added to except by an agreement in writing which is signed by the Parties or their respective successors in interest and indicated that it is an amendment of this Agreement.

10. This Agreement is made and entered into in the State of California and shall in all respects be interpreted, enforced and governed under the laws of the State of California. The language in all parts of this Agreement shall be in all cases construed as a whole according to their fair meaning and not strictly for or against either AL or 5G Wireless. Any rule of contract interpretation to the effect that ambiguities or uncertainties are to be interpreted against the drafting party, or the party that caused it to exist, shall not be employed in the interpretation of this Agreement or any document executed in connection with the Agreement.

11. If any term, provision, condition or covenant to this Agreement or its application to any party or circumstance shall be held, to any extent, invalid or unenforceable, then the remainder of this Agreement, or the application of such term, provision, condition or covenant to any party or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be effected and shall be valid and enforceable to the fullest extent permitted by law.

12. Each of the covenants, agreement, representations, warranties and indemnifications contained in this Agreement shall survive the execution of this Agreement.

13. Each of the Parties to this Agreement shall execute and deliver any and all additional papers, documents or other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations under this Agreement and to carry out the intent and agreements of the parties to this Agreement.

14. Neither Party nor their respective Related Persons shall cause or permit any of the terms and condition of this Agreement to be disclosed to any person whatsoever subject to paragraph 6.9.2 below. Except as set forth in paragraph 5.9.2 below, if any Party receives an inquiry pertaining to any and all allegations in the Complaint, such Party shall limit their response to the following: "the dispute has been amicably resolved by the parties."

15. Notwithstanding the provisions of paragraph 5.9.1 above, each Party and its Related Persons may disclose this Agreement: (i) to their attorneys and to the Court as necessary to enforce the provisions of this Agreement; (ii) to their accountants, and to the Internal
Revenue Service and the Franchise Tax Board as necessary to prepare for their federal and state tax returns; (iii) in accordance with the Parties' respective disclosure obligation under state and federal securities law including, without limitation, the Securities Exchange Act of 1933 and/or 1934; and (iv) to such persons as required by law or court order.

16. Non-Disparagement. The Parties agree not to intentionally disclose, publish, or otherwise disseminate (or cause or permit to be disclosed, published or otherwise disseminated, whether themselves or through one or more third parties), either orally or in writing, to any third party, any information, thoughts, suppositions, opinions, or other statements or comments which may be derogatory, disparaging or defamatory to the other in any manner whatsoever. The Parties agree that damages from the violation of this provision would be difficult to ascertain and therefore that, among other relief, injunctive relief is appropriate to enforce the terms hereof, in addition to whatever other remedies the non-breaching party would be entitled to in the event of breach.

17. Notices. All notices, requests, demands and other communications given or required to be given hereunder shall be in writing and personally delivered or sent by United States registered or certified mail, return receipt requested, or sent by a nationally recognized courier service such as Federal Express, duly addressed to the Parties as follows:

5G Wireless Communications, Inc.
Attn: Jerry Dix, CEO
4136 Del Rey Ave.
Marina Del Rey, CA 90292

Al Lang
602 North Cypress
Orange, California 92867.

18. Delivery of any notice or other communication hereunder shall be deemed made on the date of actual delivery thereof to the address of the addressee, if personally delivered, and on the dated indicated in the return receipt or courier's records as the date of delivery or as the date of first attempted delivery to the address of the addressee, if sent by mail or courier service (such as Federal Express). Notice may also be given by telecopier to any party having a telecopier machine compatible with the telecopier machine of the party sending the notice. The transmittal confirmation receipt produced by the telecopier machine of the sending party shall be prima facie evidence of such receipt. Any party may change its address or telecopier number for purposes of this paragraph by giving notice to the other party. After transmittal of any notice via telecopier, a hard copy of the notice will also be sent via first class mail to the recipient.

19. In executing this Agreement each of the Parties hereby specifically acknowledge that they have consulted with and have had the advice and counsel of attorneys of their own choice who is/are duly licensed to practice law in all the courts of the State of California and that they have executed this Agreement after independent investigation and without fraud, duress, coercion or undue influence.

20. This Agreement may be executed via facsimile in any number of counterparts, each of which shall be an original, but all of which shall, together, constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first written above.

SO AGREED:                             AL LANG


Dated: May 26, 2006                    /s/  Al Lang


                                       5G WIRELESS COMMUNICATIONS, INC.


Dated: May 26, 2006                    By: /s/  Jerry Dix
                                       Jerry Dix, Chief Executive Officer